Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independence Contract Drilling, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-206715) and Form S-8 (Nos. 333-198122 and 333-237262) of Independence Contract Drilling, Inc. of our report dated March 1, 2021, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP
Houston, Texas
March 1, 2021